             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Spectrum Field Services, Inc.

We have audited the accompanying balance sheets of Spectrum Field Services, Inc. (a Delaware corporation) as of December 31, 2003 and 2002, and the related statements of operations, comprehensive income (loss), changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Spectrum Field Services, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.


                                        /s/ Grant Thornton LLP


Tulsa, Oklahoma
May 17, 2004
(except with respect to the matters
discussed in Note J, as to which the
date is June 30, 2004)

                          SPECTRUM FIELD SERVICES, INC.

                                 Balance sheets

                           December 31, 2003 and 2002
                        (in thousands, except share data)

                                                                                                   2003             2002
                                                                                                ---------        ---------
ASSETS

CURRENT ASSETS:
   Cash                                                                                         $     173        $     478
   Accounts receivable                                                                              8,473            7,554
   Inventories                                                                                        179              553
   Prepaid expenses and other                                                                         108              200
   Income tax receivable                                                                                -              207
   Security deposits                                                                                  257                -
   Deferred income taxes                                                                               10                -
                                                                                                ---------        ---------
         Total current assets                                                                       9,200            8,992

PROPERTY, PLANT AND EQUIPMENT, net                                                                 47,050           47,774

DEFERRED INCOME TAXES                                                                               1,644                -

SECURITY DEPOSITS                                                                                   1,481              225

OTHER ASSETS, net                                                                                     250            1,159
                                                                                                ---------        ---------

         Total assets                                                                           $  59,625        $  58,150
                                                                                                =========        =========


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                                             $   4,800        $   1,428
   Accrued producer payables                                                                        6,470            6,109
   Accrued liabilities                                                                                129              234
   Hedge liabilities                                                                                  338              719
   Current maturities of long-term debt                                                             4,995            3,076
                                                                                                ---------        ---------
         Total current liabilities                                                                 16,732           11,566

LONG-TERM DEBT, less current maturities                                                            39,117           35,200

PREFERRED DIVIDENDS PAYABLE                                                                         2,129            1,075

DEFERRED INCOME TAXES                                                                                   -            2,063

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
   Preferred stock, $0.01 par value; 8.0% cumulative; 20,000,000 shares authorized; 13,856,047 shares of Series A preferred stock issued;
     11,052,304 shares outstanding at December 31, 2003 and 2002                                   13,856           13,856
   Common stock, $0.01 par value; 5,000,000 shares authorized; 2,722,195 and
     2,712,195 shares issued; 2,084,891 and 2,074,891 shares outstanding at
     December 31, 2003 and 2002, respectively                                                          27               27
   Additional paid-in capital                                                                       3,149            3,043
   Retained earnings (accumulated deficit)                                                         (5,279)           1,729
   Treasury stock - preferred, at cost                                                             (3,758)          (3,758)
   Treasury stock - common, at cost                                                                (6,252)          (6,252)
   Deferred compensation                                                                              (43)             (70)
   Accumulated other comprehensive loss, net of tax of $32 and $201 in
     2003 and 2002, respectively                                                                      (53)            (329)
                                                                                                ---------        ---------
         Total shareholders' equity                                                                 1,647            8,246
                                                                                                ---------        ---------

         Total liabilities and shareholders' equity                                             $  59,625        $  58,150
                                                                                                =========        =========

The accompanying notes are an integral part of these balance sheets.

                          SPECTRUM FIELD SERVICES, INC.

                            Statements of operations

              For the years ended December 31, 2003, 2002 and 2001
                                 (In thousands)

                                                                                      2003           2002          2001
                                                                                    ---------     ---------     ---------
SALES OF NATURAL GAS AND LIQUIDS                                                    $  98,772     $  65,760     $  86,316

COST OF NATURAL GAS AND LIQUIDS                                                        78,827        49,659        64,160
                                                                                    ---------     ---------     ---------

   Gross profit                                                                        19,945        16,101        22,156

OPERATING EXPENSE                                                                       6,262         6,954         8,891

GENERAL AND ADMINISTRATIVE EXPENSE                                                      4,322         2,374         2,947

IMPAIRMENT OF PROPERTY, PLANT AND EQUIPMENT                                                 -         1,889             -

DEPRECIATION                                                                           16,050         4,407         2,779
                                                                                    ---------     ---------     ---------

(LOSS) INCOME FROM OPERATIONS                                                          (6,689)          477         7,539

INTEREST EXPENSE                                                                        2,725         2,659         3,423

OTHER EXPENSE (INCOME), net                                                               843           (10)         (299)
                                                                                    ---------     ---------     ---------

(LOSS) INCOME BEFORE INCOME TAXES                                                     (10,257)       (2,172)        4,415

INCOME TAX (BENEFIT) PROVISION                                                         (4,303)         (500)        1,677
                                                                                    ---------     ---------     ---------

NET (LOSS) INCOME                                                                      (5,954)       (1,672)        2,738

PREFERRED STOCK DIVIDENDS                                                               1,054           752           643
                                                                                    ---------     ---------     ---------

NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS                               $  (7,008)    $  (2,424)    $   2,095
                                                                                    =========     =========     =========



The accompanying notes are an integral part of these financial statements.

                          SPECTRUM FIELD SERVICES, INC.

                    Statements of comprehensive income (loss)

              For the years ended December 31, 2003, 2002 and 2001
                                 (In thousands)

                                                                                     2003            2002             2001
                                                                                  ---------       ---------        ---------
NET (LOSS) INCOME                                                                 $  (5,954)      $  (1,672)       $   2,738

OTHER COMPREHENSIVE INCOME (LOSS):
   Change in value of derivative instruments, net of tax of
     $169, $(201) and $0  in 2003, 2002 and 2001,
     respectively                                                                       276            (329)               -
                                                                                  ---------       ---------        ---------

COMPREHENSIVE (LOSS) INCOME                                                       $  (5,678)      $  (2,001)       $   2,738
                                                                                  =========       =========        =========

RECONCILIATION OF ACCUMULATED OTHER COMPREHENSIVE LOSS:
     Balance, beginning of period                                                 $    (329)      $       -        $       -
       Current period reclassification to earnings, net of tax of
         $793, $5 and $0 in 2003, 2002 and 2001, respectively
                                                                                      1,293               7                -
       Current period change, net of tax of $623, $206 and
         $0 in 2003, 2002 and 2001, respectively
                                                                                     (1,017)           (336)               -
                                                                                  ---------       ---------        ---------
     Balance, end of period                                                       $     (53)      $    (329)       $       -
                                                                                  =========       =========        =========



The accompanying notes are an integral part of these financial statements.

                          SPECTRUM FIELD SERVICES, INC.

                  Statements of changes in shareholders' equity

              For the years ended December 31, 2003, 2002 and 2001
                        (in thousands, except share data)

                                                                                                       Retained
                                      Preferred Stock             Common Stock         Additional      Earnings
                                 ------------------------    ---------------------      Paid-in      (Accumulated
                                   Shares         Amount      Shares        Amount      Capital        Deficit)
                                 ----------      --------    ---------      ------      -------        ----------
Balance, December 31, 2000       10,886,576      $ 10,887    2,211,109      $   22       $2,643        $ 2,058

Repurchase of shares                      -             -            -           -            -              -

Net income available to
   common shareholders                    -             -            -           -            -          2,095

Vesting of restricted common
   stock                                  -             -            -           -            -              -

Vesting of phantom units                  -             -            -           -          112              -
                                 ----------      --------    ---------      ------       ------        -------
Balance, December 31, 2001       10,886,576        10,887    2,211,109          22        2,755          4,153

Repurchase of restricted
   common stock                           -             -            -           -            -              -

Repurchase of preferred
   shares                                 -             -            -           -            -              -

Issuance of stock                 2,969,471         2,969      545,529           5          540              -

Net loss attributable to
   common shareholders                    -             -            -           -            -         (2,424)

Vesting of restricted common
   stock                                  -             -            -           -            -              -

Cancellation of unvested
   restricted common stock                -             -      (44,444)          -         (140)             -

Net change in accumulated
   other comprehensive loss               -             -            -           -            -              -

Termination of phantom unit
   plan                                   -             -            -           -         (112)             -
                                 ----------      --------    ---------      ------       ------        -------
Balance, December 31, 2002       13,856,047        13,856    2,712,194          27        3,043          1,729

Issuance of restricted stock              -             -       10,000           -           32              -

Net loss attributable to
   common shareholders                    -             -            -           -            -         (7,008)

Vesting of restricted common
   stock                                  -             -            -           -            -              -

Compensation expense for
   stock options                          -             -            -           -           74              -

Net change in accumulated
   other comprehensive loss               -             -            -           -            -              -
                                 ----------      --------    ---------      ------       ------        -------
Balance, December 31, 2003       13,856,047      $ 13,856    2,722,194      $   27       $3,149        $(5,279)
                                 ==========      ========    =========      ======       ======        =======

                                                                            Accumulated
                                      Treasury Stock                           Other
                                  ---------------------      Deferred      Comprehensive
                                  Preferred      Common    Compensation        Loss             Total
                                  ---------      ------    ------------    ---------------     -------
Balance, December 31, 2000        $       -      $    -       $ (665)         $   -            $14,945

Repurchase of shares                 (3,754)     (5,932)           -              -             (9,686)

Net income available to
   common shareholders                    -           -            -              -              2,095

Vesting of restricted common
   stock                                  -           -          166              -                166

Vesting of phantom units                  -           -            -              -                112
                                  ---------     -------       ------          -----            -------
Balance, December 31, 2001           (3,754)     (5,932)        (499)             -              7,632

Repurchase of restricted
   common stock                           -        (320)           -              -               (320)

Repurchase of preferred
   shares                                (4)          -            -              -                 (4)

Issuance of stock                         -           -            -              -              3,514

Net loss attributable to
   common shareholders                    -           -            -              -             (2,424)

Vesting of restricted common
   stock                                  -           -          289              -                289

Cancellation of unvested
   restricted common stock                -           -          140              -                  -

Net change in accumulated
   other comprehensive loss               -           -            -           (329)              (329)

Termination of phantom unit
   plan                                   -           -            -              -               (112)
                                  ---------     -------       ------          -----            -------
Balance, December 31, 2002           (3,758)     (6,252)         (70)          (329)             8,246

Issuance of restricted stock              -           -          (32)             -                  -

Net loss attributable to
   common shareholders                    -           -            -              -             (7,008)

Vesting of restricted common
   stock                                  -           -           59              -                 59

Compensation expense for
   stock options                          -           -            -              -                 74

Net change in accumulated
   other comprehensive loss               -           -            -            276                276
                                  ---------     -------       ------          -----            -------
Balance, December 31, 2003        $  (3,758)    $(6,252)       $ (43)         $ (53)           $ 1,647
                                  =========     =======       ======          ======           =======

The accompanying notes are an integral part of these financial statements.

                          SPECTRUM FIELD SERVICES, INC.

                            Statements of cash flows

              For the years ended December 31, 2003, 2002 and 2001
                                 (In thousands)

                                                                                      2003            2002           2001
                                                                                   ---------       ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss (income)                                                               $  (5,954)      $  (1,672)     $   2,738
   Adjustments to reconcile net loss to net cash
     provided by operating activities-
       Depreciation and amortization of loan origination fees                         16,364           4,718          3,127
       Deferred income taxes                                                          (3,717)           (196)         1,870
       Noncash compensation expense                                                      133             177            278
       Unrealized (gain) loss on ineffective hedges                                     (105)            189              -
       Loss (gain) on sale of assets                                                     456             (10)             -
       Impairment of property, plant and equipment                                         -           1,889              -
       Noncash interest expense                                                        1,188             946            386
       Changes in assets and liabilities-
         Accounts receivable                                                            (919)         (2,505)         1,474
         Inventories                                                                     374             201           (287)
         Prepaid expenses and other                                                       92             (45)             -
         Income tax receivable                                                           207             816           (973)
         Other assets                                                                   (749)           (989)          (160)
         Accounts payable                                                              3,372             (29)        (1,204)
         Accrued producer payables                                                       361           2,426         (4,829)
         Accrued liabilities                                                            (105)             40           (917)
                                                                                   ---------       ---------      ---------
              Net cash provided by operating activities                               10,998           5,956          1,503
                                                                                   ---------       ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                              (17,410)         (2,844)        (5,949)
   Proceeds from sale of assets                                                        1,628             169              -
                                                                                   ---------       ---------      ---------
              Net cash used in investing activities                                  (15,782)         (2,675)        (5,949)
                                                                                   ---------       ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Borrowings from long-term debt                                                      6,600             284          3,850
   Payments on long-term debt                                                         (4,510)         (5,848)        (3,000)
   Borrowings under line of credit                                                     8,208           1,700         13,350
   Payments on line of credit                                                         (5,650)         (6,050)        (9,050)
   Proceeds from issuance of stock                                                         -           3,514              -
   Repurchase of stock                                                                     -            (324)             -
   Borrowings from subordinated notes                                                      -           3,515              -
   Other                                                                                   -              (5)             -
   Dividends paid                                                                          -               -           (322)
   Loan origination fees                                                                (169)            (98)           (50)
                                                                                   ---------       ---------      ---------
              Net cash provided by (used in) financing activities                      4,479          (3,312)         4,778
                                                                                   ---------       ---------    -----------

NET CHANGE IN CASH                                                                      (305)            (31)           332

CASH, beginning of period                                                                478             509            177
                                                                                   ---------       ---------      ---------

CASH, end of period                                                                $     173       $     478      $     509
                                                                                   =========       =========      =========

SUPPLEMENTAL INFORMATION:
   Cash paid for interest                                                          $   1,076       $   1,384      $   3,226
                                                                                   =========       =========      =========
   Cash paid for income taxes                                                      $       -       $       -      $     774
                                                                                   =========       =========      =========
   Noncash financing activity - paid in kind interest                              $   1,188       $     946      $     386
                                                                                   =========       =========      =========
   Noncash financing activity - issuance of restricted common stock                $      32       $       -      $       -
                                                                                   =========       =========      =========
   Noncash financing activity - capital lease                                      $       -       $       -      $     125
                                                                                   =========       =========      =========
   Noncash financing activity - repurchase of preferred and common stock
     and extinguishments of subordinated notes (Note A)                            $       -       $       -      $  13,000
                                                                                   =========       =========      =========

The accompanying notes are an integral part of these financial statements.

                          SPECTRUM FIELD SERVICES, INC.

                          Notes to financial statements

                        December 31, 2003, 2002 and 2001
                        (in thousands, except share data)

A - OPERATIONS AND ORGANIZATION

     Spectrum Field Services, Inc. (the Company), was incorporated in Delaware on May 8, 2000. The Company was formed to acquire and operate natural gas processing plants and gathering systems in Velma, Oklahoma and Kingman, Kansas.

     On February 28, 2001, the Company entered into an agreement to repurchase the interest of one of the Company's equity investors, which was also a major customer of the Company. The agreement resulted in the Company forgiving $13,000 in accounts receivable owed by the shareholder at February 28, 2001, in exchange for the retirement of the outstanding subordinated debt owed to the shareholder, the repurchase of all of the shareholder's common and Series A preferred stock, and the retirement of the shareholder's outstanding stock warrant. This transaction was treated as a noncash transaction for presentation in the statement of cash flows. The Company refinanced the subordinated debt with additional borrowings of long-term debt.

     On August 1, 2003, the Company sold all of the assets of the Company's natural gas processing plant located in Kingman, Kansas for $1,200. The value of the plant was written down by $1,889 as of December 31, 2002, in contemplation of the transaction in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144). In 2003, an additional loss of $215 was recorded which related to the sale of the plant. The additional loss was recorded as other expense in the Company's statement of operations.

     On December 30, 2003, the Company engaged Lehman Brothers to explore strategic alternatives for the Company including a merger, sale or other transactions involving the stock or assets of the Company.

B - SIGNIFICANT ACCOUNTING POLICIES AND BALANCE SHEET DETAIL

     1.  Accounts Receivable

     The Company grants credit to its customers for the purchase of natural gas and natural gas liquids. Accounts receivable consist of amounts billed to customers and an accrual for sales not yet billed. The Company writes off accounts receivable when management believes the receivables to be uncollectible. A summary of accounts receivable at December 31 is as follows:

                                           2003               2002
                                         -------            -------

         Customer receivables            $   119            $    44
         Accrued sales                     8,354              7,510
                                         -------            -------
                                         $ 8,473            $ 7,554
                                         =======            =======

                          SPECTRUM FIELD SERVICES, INC.

                        December 31, 2003, 2002 and 2001
                        (in thousands, except share data)

     2.  Inventories

     The Company's inventories are primarily comprised of replacement pipe, natural gas and natural gas liquids and are stated at the lower of cost or market.

     A summary of inventories at December 31 is as follows:

                                                     2003               2002
                                                     ----               ----

         Replacement pipe                           $  76              $ 110
         Natural gas                                   65                179
         Natural gas liquids                            -                232
         Other                                         38                 32
                                                    -----              -----
                                                    $ 179              $ 553
                                                    =====              =====

     3.  Property, Plant and Equipment

     Property, plant and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets as follows:

         Buildings and improvements                       7 to 39 years
         Plant, machinery and equipment                  10 to 20 years
         Rights of way                                         20 years
         Office furniture and equipment                    5 to 7 years
         Autos                                                  5 years

     Maintenance, repairs and betterments, including replacement of minor items of physical properties, are charged to expense. Major additions to physical properties are capitalized. The cost of the assets retired or sold is credited to the asset accounts and the related accumulated depreciation is charged to the accumulated depreciation accounts. The gain or loss from sale or retirement of property, if any, is included in the statement of operations.

     A summary of property, plant and equipment at December 31 is as follows:


                                                    2003             2002
                                                  ---------       ---------

         Land                                     $     181       $     181
         Buildings and improvements                     486             287
         Plant, machinery and equipment              48,415          48,797
         Rights of way                                6,313           5,079
         Office furniture and equipment               1,329           1,515
         Autos                                          275             242
         Construction in process                        445               -
                                                  ---------       ---------
                                                     57,444          56,101
         Less- accumulated depreciation             (10,394)         (8,327)
                                                  ---------       ---------
                                                  $  47,050       $  47,774
                                                  =========       =========

                          SPECTRUM FIELD SERVICES, INC.

                        December 31, 2003, 2002 and 2001
                        (in thousands, except share data)

     4.  Security Deposits

     Security deposits primarily represent amounts paid by the Company to the Velma Gas Plant's electricity provider to finance the upgrade of the electricity provider's facilities to accommodate the Company's additional electricity requirements resulting from the addition of several new electric compressors at the Velma Gas Plant. The electricity provider is required to repay the amount paid by the Company over time based on the Company's electric power consumption. Management projects such payments to occur over a six-year period. The Company has classified the amount expected to be received from the electricity provider within one year as a current asset. No interest is charged on the outstanding balance.

     5. Other Long-Term Assets

     Other long-term assets consist primarily of loan origination fees and deposits made for the purchase of equipment. Loan origination fees are capitalized at cost and amortized over the term of the associated notes using the straight-line method. The following is a summary of the Company's other assets at December 31:

                                                     December 31, 2003                         December 31, 2002
                                              ---------------------------------       ----------------------------------
                                              Gross Carrying       Accumulated        Gross Carrying        Accumulated
                                                  Amount           Amortization           Amount            Amortization
                                              --------------       ------------       --------------        ------------
    Loan origination fees (3-5 years)            $  1,122            $   (872)           $    953             $   (558)
    Deposits for equipment purchases                    -                   -                 750                    -
    Other                                               -                   -                  14                    -
                                                 --------            --------            --------             --------
         Total                                   $  1,122            $   (872)           $  1,717             $   (558)
                                                 ========            ========            ========             ========

     6.  Long-Lived Assets

     The Company periodically evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of long-lived assets may warrant revision or that the remaining balance of long-lived assets may not be recoverable. When factors indicate that long-lived assets should be evaluated for possible impairment, the Company uses an estimate of the related operation's undiscounted cash flows over the remaining life of the assets in measuring whether the assets are recoverable. When undiscounted cash flows are less than book value of the assets, the required impairment is calculated as the excess of the book value of the assets over the discounted cash flows. Impairment charges of $0, $1,889 and $0 were recorded for the years ended December 31, 2003, 2002 and 2001, respectively.

                          SPECTRUM FIELD SERVICES, INC.

                        December 31, 2003, 2002 and 2001
                        (in thousands, except share data)

     7.  Revenue and Cost Recognition

     Revenues and costs are recognized at the time the natural gas is processed and the natural gas and natural gas liquids are delivered at the tailgate of the plant to market. For 2003 and 2002, approximately 20% of the Company's natural gas supply comes from one supplier.

     8.  Income Taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS
     109), which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using currently enacted tax laws and future rates that will apply to the periods in which they are expected to affect taxable income.

     At December 31, 2003 and 2002, the Company had net noncurrent deferred tax assets and net noncurrent deferred tax liabilities of approximately $1,644 and $2,063, respectively. The deferred tax liabilities are primarily generated due to the difference between depreciation calculated for financial reporting and income tax purposes. The deferred tax assets relate primarily to net operating loss carryforwards and recognition of an impairment loss for financial reporting purposes in 2002. At December 31, 2003, the Company has net operating loss carryforwards of approximately $14,700, which will begin to expire in 2022. No valuation allowance has been recorded against the Company's deferred tax asset as management expects future taxable income will be sufficient to utilize the Company's net operating loss carryforwards.

     The Company's 2003 income tax benefit consists of a current income tax benefit of $614 and a deferred income tax benefit of $3,689. The Company's 2002 income tax benefit consists of a current income tax benefit of $696 and a deferred income tax expense of $196. The Company's 2001 income tax provision consists of a current income tax benefit of $193 and a deferred income tax expense of $1,870. The effective tax rate differs from the enacted federal income tax rate primarily due to state income taxes and tax credits.

     9. Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include, but are not limited to, estimating accrued revenue and producer payments, evaluating the realizability of long-lived assets, and estimating the fair value of derivatives. Actual results could differ from those estimates.

                          SPECTRUM FIELD SERVICES, INC.

                        December 31, 2003, 2002 and 2001
                        (in thousands, except share data)

     10. Reclassifications

     Certain reclassifications of previously reported amounts for 2002 and 2001 have been made to conform with the 2003 presentation format. These reclassifications had no impact on net loss.

     11. Concentration of Credit Risk

     The Company extends trade credit to various companies in the natural gas and natural gas liquids market in the normal course of business. In 2003 and 2002, respectively, the Company had two primary customers that accounted for approximately 87% and 96% of the Company's sales and 80% and 83% of the Company's accounts receivable at December 31, 2003 and 2002. During 2001, the Company had three primary customers (one of which was a shareholder of the Company through February 28, 2001). In 2001, sales to three customers accounted for approximately 97% of the Company's sales. Management believes the credit worthiness of its customers mitigates the concentration risk.

     12. Derivative Instruments

     The Company applies the provisions of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133). SFAS 133 requires each derivative instrument to be recorded in the balance sheet as either an asset or liability measured at fair value. Changes in a derivative's fair value are recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the statement of operations. Companies must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

     13. Restricted Common Stock

     The Company has granted restricted common stock to certain key employees. The Company applies fixed plan accounting in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Accordingly, the Company records the issuance of restricted stock as an increase to equity with a corresponding offset to deferred compensation (presented as a reduction in equity on the balance sheet). The deferred compensation is reduced by recording compensation expense over the vesting period.

     14. Recently Issued Accounting Pronouncements

     The Company accounts for expected future costs associated with its obligation to perform site reclamation and dismantle facilities of abandoned plants and pipelines under Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations. If a reasonable estimate of the fair value of an abandonment obligation can be made, SFAS 143 requires the Company to record a liability (an asset

                          SPECTRUM FIELD SERVICES, INC.

                        December 31, 2003, 2002 and 2001
                        (in thousands, except share data)

     retirement obligation or ARO) on the balance sheets in other noncurrent liabilities and to capitalize the asset retirement cost in the period in which the retirement obligation is incurred. In general, the amount of an ARO and the associated costs capitalized will be equal to the estimated future cost to satisfy the abandonment obligation using current prices after discounting the future cost back to the date that the abandonment obligation was incurred using the credit-adjusted risk-free rate for the Company. After recording these amounts, the ARO will be accreted to its future estimated value using the credit-adjusted risk-free rate and the additional capitalized costs will be depreciated on a straight-line basis over the productive life of the related assets. The Company has not recorded an asset retirement obligation as of December 31, 2003, as management believes the amount to be immaterial to the Company's financial statements.

     In April 2002, the FASB issued SFAS No. 145, Recission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. Under the provisions of SFAS No. 145, gains and losses from the extinguishment of debt generally will no longer be classified as extraordinary items in the statement of operations. The provisions of SFAS No. 145 related to the extinguishment of debt become effective for the Company beginning in 2003. The adoption did not have a material impact on the Company's financial position or results of operations.

     In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. SFAS 146 is effective for fiscal years beginning after December 31, 2002, with early application encouraged. The Company adopted this standard January 1, 2003. The adoption did not have a material impact on the Company's financial position or results of operations.

     In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FAS 123. The standard provides additional transition guidance for companies that elect to voluntarily adopt the accounting provisions of SFAS No. 123, Accounting For Stock-Based Compensation. SFAS No. 148 does not change the provisions of SFAS No. 123 that permit entities to continue to apply the intrinsic value method of APB 25, Accounting for Stock Issued to Employees. The adoption of SFAS No. 148 did not have a material impact on the Company's financial position or results of operations.

     In November 2002, the FASB issued Interpretation No. 45 (FIN 45), Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires that upon the issuance of guarantees, the guarantor must recognize a liability for the fair value of the obligations it assumes under the guarantee. Liability recognition is required on a prospective basis for

                          SPECTRUM FIELD SERVICES, INC.

                        December 31, 2003, 2002 and 2001
                        (in thousands, except share data)

     that are made or modified after December 31, 2002. The adoption of FIN 45 had no impact on the Company's financial position or results of operations.

     In January 2003, the FASB issued Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities, an interpretation of ARB 51. The primary objectives of FIN 46 are to provide guidance on the identification of entities for which control is achieved through means other than through voting rights (variable interest entities or VIEs) and how to determine when and which business enterprise should consolidate the VIE. This new model for consolidation applies to an entity which either (1) the equity investors, if any, do not have a controlling financial interest or (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. The adoption of this standard did not have any impact on the Company's financial position or results of operations.

     In April 2003, the FASB issued Statement No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS 133. SFAS 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The Company adopted SFAS 149 as of July 1, 2003. The adoption of SFAS 149 did not have a material impact on the Company's financial position or results of operations.

C - DERIVATIVE INSTRUMENTS

     The Company entered into certain financial swap instruments, some of which settled during the years ended December 31, 2003 and 2002, that are designated as cash flow hedging instruments in accordance with SFAS 133. The maturities of the instruments outstanding at December 31, 2003, are less than one year. The swap instruments are contractual agreements to exchange obligations of money between the buyer and seller of the instruments as natural gas volumes during the pricing period are sold. The swaps are tied to a set fixed price for the seller and floating price determinants for the buyer priced on certain indices at the end of the relevant trading period. The Company entered into these instruments to hedge the forecasted gas plant residue sales to variability in expected future cash flows attributable to changes in natural gas prices. For the swaps that were settled during the year ended December 31, 2003, the Company reclassified into earnings a before-tax loss of $2,086, that was previously reported in accumulated other comprehensive loss. For the swaps that were settled during the year ended December 31, 2002, the Company reclassified into earnings a before-tax gain of $12, that was previously reported in accumulated other comprehensive income (loss).

     The Company entered into several swaps that were designed to hedge natural gas liquids prices during 2003 and 2002 that did not meet specific hedge accounting criteria. The Company recognized a before-tax loss of $254 and $189 related to these swaps during the years ending December 31, 2003 and 2002, respectively.

                          SPECTRUM FIELD SERVICES, INC.

                        December 31, 2003, 2002 and 2001
                        (in thousands, except share data)

D - LONG-TERM DEBT

     A summary of long-term debt at December 31 is as follows:

                                                                                                  2003            2002
                                                                                               ----------      ----------
         Senior Term Note payable to a bank, interest payable quarterly at LIBOR or the bank's reference rate plus an applicable margin based on the
           Company's leverage ratio (interest rate of 4.46% at December 31,
           2003), quarterly principal payments of approximately $1,000 through
           June 30, 2005, with the remaining balance due July 2005.
                                                                                               $   18,850      $   21,850

         Advancing Term Loan payable to a bank entered into July 1, 2003, interest payable quarterly at LIBOR plus 3.25% (interest rate of
           4.71% at December 31, 2003), quarterly principal payments of $230
           through June 30, 2005, with balance due July 2005.                                       5,170               -

         Subordinated notes payable to shareholders, interest payable quarterly at
           8.00%, outstanding principal due in July 2007.                                          15,603          14,415

         $12,000 revolving line of credit, interest payable monthly at PRIME plus .75% or the bank's reference rate plus an applicable margin based on the Company's leverage ratio (interest rate of 4.75% at
           December 31, 2003), outstanding principal due in July 2005.                              4,208           1,650

         Other                                                                                        281             361
                                                                                               ----------      ----------
                                                                                                   44,112          38,276
         Less- current maturities                                                                   4,995           3,076
                                                                                               ----------      ----------
                                                                                               $   39,117      $   35,200
                                                                                               ==========      ==========

     Substantially all of the Company's assets are pledged under these loan agreements. The terms of these agreements place certain financial and operating covenants on the Company, the most restrictive being a debt-to-capitalization ratio and a fixed charge ratio. The Company was in compliance with all covenants at December 31, 2003.

     At December 31, 2003, the Company entered into an agreement to modify the terms of the revolving line of credit. Per this agreement, the amount available to the Company under the line of credit is increased to $12,000. However, if the Company does not consummate a sale of all or substantially all of the Company's assets by June 30, 2004, the total amount available under the line of credit is reduced to $6,000 and any amount owed by the Company at June 30, 2004, over $6,000 must be repaid to the bank in an amount not to exceed $1,800. The remaining balance will be due in July 2005.

                          SPECTRUM FIELD SERVICES, INC.

                        December 31, 2003, 2002 and 2001
                        (in thousands, except share data)

     On July 23, 2002, the Company borrowed an additional $3,515 and issued subordinated notes to shareholders. In 2003 and 2002, the Company issued additional subordinated notes to its shareholders in lieu of making cash interest payments. Such notes totaled $1,188 and $946 during 2003 and 2002, respectively. The transactions are reflected as noncash financing activities on the Company's statement of cash flows.

     The future maturities of long-term debt at December 31, 2003, are as follows:

                  2004                                       $   4,995
                  2005                                          23,394
                  2006                                              81
                  2007                                          15,642
                                                             ---------
                                                             $  44,112
                                                             =========

E - COMMITMENTS AND CONTINGENCIES

     1. Leases

     The Company's corporate activities are conducted from leased office facilities located in Tulsa, Oklahoma. The Company also leases certain machinery, equipment and automobiles used in its operations.

     Future minimum rental payments required under noncancelable operating leases for each of the years ended December 31 are as follows:

                  2004                                       $      80
                  2005                                               3
                  2006                                               1
                                                             ---------
                                                             $      84
                                                             =========

     Rental expense was approximately $399, $444 and $496 for the years ended December 31, 2003, 2002 and 2001, respectively.

     2. Letters of Credit

     At December 31, 2003, the Company has four outstanding letters of credit in favor of various parties totaling $1,792. The letters of credit expire at various times in 2004 and 2005.

     3. Legal Proceedings

     At December 31, 2003, the Company is party to various legal proceedings incidental to its business. Certain claims have been filed or are pending against the Company. In one matter, the Company has been named as a

                          SPECTRUM FIELD SERVICES, INC.

                        December 31, 2003, 2002 and 2001
                        (in thousands, except share data)

     co-defendant in a lawsuit in which certain royalty owners of the Company's co-defendant allege that the Company has been purchasing gas at below market prices. The gas involved in this legal proceeding represents a very small portion of the gas purchased by the Company. The Company plans on defending itself vigorously. If the plaintiffs are ultimately successful, the Company believes it has the ability to seek indemnification from its co-defendant. As the lawsuit is in preliminary stages, management is unable to assess the likelihood of an unfavorable outcome or estimate the amounts, if any, that will ultimately be payable. Accordingly, no accrual has been made in the Company's balance sheet as of December 31, 2003. In the opinion of management, the resolution of various legal proceedings will not have a material effect on the financial position or results of operations of the Company.

     On November 10, 2003, the Company settled a lawsuit filed against the Company by a former shareholder. The settlement agreement requires the Company to pay the former shareholder $1,820. At December 31, 2003, the Company has recorded an accrual of $1,820, which is included in accounts payable in the balance sheet and other expense in the statement of operations. The amount was paid in January 2004.

     On March 9, 2004, the Oklahoma Tax Commission (OTC) filed a petition against the Company alleging that the Company underpaid gross production taxes beginning in June 2000. The OTC is seeking a settlement of $5,000 plus interest and penalties. The Company plans on defending itself vigorously. As the lawsuit is in preliminary stages, management is unable to assess the likelihood of an unfavorable outcome or estimate the amounts, if any, that will ultimately be payable. Accordingly, no accrual has been made in the Company's balance sheet as of December 31, 2003.

     4.  Employment Agreements

     The Company had outstanding agreements with two key employees to provide severance payments to those employees upon the occurrence of certain triggering events, including the sale of the Company's assets, a merger, or liquidation of the Company. Termination of both employees will result in a liability of between $142 and $229.

F - COMMON AND PREFERRED STOCK

     Each share of Series A preferred stock is due quarterly dividends payable in arrears at a rate of 8% per Series A share beginning September 30, 2000. During 2001, the Company paid $322 of dividends to preferred stockholders representing dividends for the first two quarters of the year. Dividends for the last two quarters of 2001 and all of 2002 and 2003 have been declared but not paid and are recorded as dividends payable in the balance sheet. Additionally, each share is redeemable for cash at the option of the shareholder upon a change of control at a price equal to the original price paid for the shares plus any accrued and unpaid dividends. The shares of Series A preferred stock shall, with respect to dividend rights and rights upon liquidation, receive preference over any common stock.

                          SPECTRUM FIELD SERVICES, INC.

                        December 31, 2003, 2002 and 2001
                        (in thousands, except share data)

     1.  Incentive Stock Plan and Stock Option Plan

     The Company adopted the Spectrum Field Services, Inc. 2000 Incentive Stock Plan (the Plan) in order to attract, motivate and retain quality employees and to encourage valued employees to have a proprietary interest in the Company. Under the Plan, the Company may issue to selected employees Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units or Performance Shares, or Phantom Stock Rights. The Company has reserved 222,222 shares of common stock for issuance under the Plan.

     During 2000, the Company granted key employees 211,110 shares of restricted common stock valued at $665 when issued ($3.15 per share), as determined by management. The employees vest in the restricted stock ratably over a four-year period beginning in 2001. As vesting occurs, the Company will reverse the deferred compensation and charge compensation expense equal to the estimated fair value of the vested shares at the time of the grant.

     During 2002, the Company entered into agreements with three officers holding unvested restricted common shares. According to the agreements, the Company accelerated the vesting of some shares and repurchased all of the officers' vested shares for $320. In addition, all remaining unvested shares were cancelled for those officers. The Company reversed $140 of deferred compensation related to the cancellation of the unvested shares in 2002 as a result.

     During January 2003, the Company granted 10,000 shares of restricted common stock to an employee. The stock at the time of grant was valued at $3.15, which represented management's estimate of the fair value of the restricted stock on the grant date. This grant vests 75% in 2003 and the remaining 25% in 2004.

     The Company recorded $59, $289 and $166 of expense in 2003, 2002 and 2001, respectively, related to the vesting of restricted common stock. As of December 31, 2003, 54,444 shares of restricted common stock are outstanding.

     In 2002, the Company granted certain stock options to two key employees of the Company. The options will vest if a qualified triggering event occurs. A triggering event is determined to be the earlier occurrence of (i) the date of an initial public offering of the Company's common stock, (ii) the sale of all or substantially all of the assets of the Company or (iii) immediately before (a) the sale of all the outstanding common stock of the Company by the holders thereof or (b) the merger of the Company or similar business combination with another entity in which the Company is not the survivor.

     The number of options granted under the two agreements was 111,110. At December 31, 2003 and 2002, no options were vested as a triggering event had not occurred. The exercise price of the options is $1.00 per share. The options granted are accounted for using fixed plan accounting in accordance

                          SPECTRUM FIELD SERVICES, INC.

                        December 31, 2003, 2002 and 2001
                        (in thousands, except share data)

     with APB No. 25 as management determined that both the exercise price and the number of shares under option that will eventually vest were known at the grant date. The intrinsic value of the options was determined to be $239 at the grant date based on management's best estimate of the fair value of the Company's shares at the grant date. The Company records compensation expense over the expected service period. As of December 31, 2003, the Company has recorded cumulative compensation expense of $74. The remaining $165 of compensation expense will be recorded over the remaining service period or when a triggering event occurs which causes the options to immediately vest.

     The effect of Statement of Financial Standards No. 123, Accounting for Stock Based Compensation (SFAS 123) is not material. Therefore, the Company has made no disclosure of the pro forma net income as if SFAS 123 had been adopted. All options granted under the agreements expire after ten years.

     Transactions in stock options are summarized as follows:

                                                           Shares
                                                       Under Option           Exercise Price
                                                       ------------           --------------
         Outstanding at December 31, 2001                        -                    -
           Granted                                         111,110               $ 1.00
           Exercised                                             -                    -
           Cancelled                                             -                    -
                                                           -------
         Outstanding at December 31, 2002                  111,110               $ 1.00
           Granted                                               -                    -
           Exercised                                             -                    -
           Cancelled                                             -                    -
                                                           -------
         Outstanding at December 31, 2003                  111,110               $ 1.00
                                                           =======

     The following is a summary of stock options outstanding as of December 31, 2003:

                                   Options Outstanding                    Options Exercisable
                                ---------------------------             ----------------------
                                Number           Remaining              Number
         Exercise                 of            Contractual               of          Exercise
          Price                 Shares             Life                 Shares          Price
         --------               ------         ------------             ------        --------
         $ 1.00                111,110             9.0                     -           $ 1.00
                               -------
                               111,110
                               =======

     2.  Phantom Unit Plan

     In August 2001, the Company adopted the Employee Participation Unit Plan (the EPU Plan). Under the EPU Plan, the Company was authorized to issue 167,190 phantom units to employees from time to time at the discretion

                          SPECTRUM FIELD SERVICES, INC.

                        December 31, 2003, 2002 and 2001
                        (in thousands, except share data)

     of the Board of Directors. Phantom units are designed to allow holders of the phantom units to share in the value of the Company with the common shareholders. Holders of phantom units had no voting or other privileges typically available to common shareholders.

     During 2002 and 2001, the Company granted 151,800 phantom units to employees. All units granted vested ratably over a five-year period. The participants of the EPU Plan receive benefits equal to the estimated fair value of their vested units only upon normal retirement, disability or a change of control. The form of the benefits to be paid under the EPU Plan was at the discretion of the Board of Directors.

     The EPU Plan met the criteria for variable plan accounting under the provisions of APB 25. Accordingly, at each reporting period, compensation cost was measured based on the estimated fair value of the vested phantom units. Compensation expense (benefit) was recorded to the extent that the fair value of vested units increased (decreased) from the previous reporting period. The Company recorded $112 of compensation expense related to the outstanding phantom units during 2001. During 2002, the Company cancelled the EPU Plan and paid $54 to the participants of the EPU Plan, which was recorded as expense. Additionally, the Company reversed the previously recognized compensation expense of $112.

     3.  Shareholders' Commitment

     On March 23, 2001, two shareholders of the Company signed an agreement committing to purchase up to $6,500 of additional debt or equity securities if requested to do so by the holders of the senior debt. The agreements were amended in 2003 and 2002 to $5,500 and $3,000, respectively. Such request can only occur if an event of default (as defined in the credit agreement) has occurred and is continuing. As of December 31, 2003, this commitment was $4,500 and expires on June 30, 2004.

     On July 23, 2002, the Company received additional capitalization from the equity owners. The Company issued 545,529 shares of common stock ($.01 par value) and 2,969,471 shares of Series A preferred stock ($.01 par value) in exchange for $3,514 of cash. The Company also issued additional subordinated notes to certain shareholders of $3,515. The Company pays a commitment fee to the shareholders related to the agreements. Fees paid to the shareholders totaled approximately $110, $60 and $130 in 2003, 2002 and 2001.

G - BENEFIT PLANS

     The Company sponsors a defined contribution retirement plan. The Company makes discretionary matching contributions to the plan. The Company expensed contributions of approximately $84, $151 and $181 for the years ended December 31, 2003, 2002 and 2001, respectively.

                          SPECTRUM FIELD SERVICES, INC.

                        December 31, 2003, 2002 and 2001
                        (in thousands, except share data)

H - CHANGE IN ACCOUNTING ESTIMATE

     In December 2002, the Company began a project to replace certain gas-powered compressors with electric-powered compressors at its natural gas processing plant in Velma, Oklahoma. The project was completed in October 2003. In 2002, management revised the estimated useful lives of the previous gas-powered compressors to reflect usage of those assets through July 2003. The Company treated the change in useful life as a change in accounting estimate. Accordingly, the Company revised its depreciation calculation on a prospective basis from the date the project was probable, which was November 30, 2002. As a result, the Company recorded additional depreciation expense of $1,342 during 2002 and depreciated the remaining net book value of $9,868 in 2003. Additionally, the Company accelerated depreciation in 2003 on certain other compressors that were not originally part of this project. This resulted in additional depreciation of $497.

     In April 2003, the Company began a project to replace the Sulphur Recovery Unit (SRU) at its natural gas processing plant in Velma, Oklahoma. Management revised the estimated useful life of the SRU to reflect usage of the asset through October 2003. The Company treated the change in useful life as a change in accounting estimate. As a result, the Company depreciated the remaining net book value of $3,287 in 2003. The project was completed in March 2004.

I  -  RELATED PARTY TRANSACTIONS

     During 2003, the Company had sales to an affiliate of approximately $687, which is recorded as accrued sales at December 31, 2003. During 2002, there were no sales to affiliates.

     During part of 2001, one of the Company's primary customers was a shareholder. All transactions between the Company and the shareholder were at prevailing market rates. During 2001, the Company had sales to the shareholder of approximately $15,000. At December 31, 2001, no amounts were due from the shareholder.

     During 2003, 2002 and 2001, the Company had sales of condensate to an affiliate of approximately $453, $1,663 and $2,100, respectively.

J  -  SUBSEQUENT EVENTS

     On June 10, 2004, the Company, along with Energy Spectrum Partners II LP, Energy Spectrum Partners III LP and other various sellers, entered into a Securities Purchase Agreement with Atlas Pipeline Operating Partnership, L.P. to sell the outstanding capital stock of the Company for a total purchase price of $140,000 adjusted for changes in net working capital, less amounts owed for long-term debt and adjusted for other transaction costs.

     At June 30, 2004, the Company entered into an agreement to modify the terms of the revolving line of credit agreement. However, if the Company does not consummate a sale of all or substantially all of the Company's assets by August 31, 2004, the total amount available shall be automatically and permanently reduced to $6,000 effective September 1, 2004. The remaining balance will be due in July 2005.

                         UNAUDITED FINANCIAL STATEMENTS


         These unaudited interim financial statements as of March 31, 2004 and for the three month periods ended March 31, 2004 and 2003 were prepared by Spectrum Field Services, Inc. (Spectrum) and should be read in conjunction with the audited financial statements contained in this Form 8-K, which include Spectrum's audited balance sheets as of December 31, 2003 and 2002 and the related statements of operations, comprehensive income (loss), changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2003.

                          SPECTRUM FIELD SERVICES, INC.
                         Unaudited Interim Balance Sheet
                                 March 31, 2004
                        (in thousands, except share data)

                                                                                                        March 31, 2004
                                                                                                        --------------
ASSETS

CURRENT ASSETS:
   Cash                                                                                                    $      0
   Accounts receivable                                                                                        9,430
   Inventories                                                                                                  334
   Prepaid expenses and other                                                                                   115
   Security deposits                                                                                            328
   Deferred income taxes                                                                                         10
                                                                                                           --------
         Total current assets                                                                                10,217

PROPERTY, PLANT AND EQUIPMENT, net                                                                           49,596

DEFERRED INCOME TAXES                                                                                         1,645

SECURITY DEPOSITS                                                                                             1,417

OTHER ASSETS, net                                                                                               196
                                                                                                           --------

         Total assets                                                                                      $ 63,071
                                                                                                           ========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                                                        $  2,457
   Accrued producer payables                                                                                  7,577
   Accrued liabilities                                                                                           25
   Hedge liabilities                                                                                            706
   Interest Payable                                                                                              29
   Current maturities of long-term debt                                                                       4,992
                                                                                                           --------
         Total current liabilities                                                                           15,786

LONG-TERM DEBT, less current maturities                                                                      42,433

PREFERRED DIVIDENDS PAYABLE                                                                                   2,392

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
   Preferred stock, $0.01 par value; 8.0% cumulative; 20,000,000 shares authorized; 13,856,047 shares of Series A preferred stock issued; 11,052,304
     shares outstanding                                                                                      13,856
   Common stock, $0.01 par value; 5,000,000 shares authorized; 2,722,194 shares
     issued; 2,084,891 shares outstanding                                                                        27
   Additional paid-in capital                                                                                 3,149
   Accumulated deficit                                                                                       (4,209)
   Treasury stock - preferred, at cost                                                                       (3,758)
   Treasury stock - common, at cost                                                                          (6,252)
   Deferred compensation                                                                                        (43)
   Accumulated other comprehensive loss, net of tax of $192                                                    (310)
                                                                                                           --------
         Total shareholders' equity                                                                           2,460
                                                                                                           --------

         Total liabilities and shareholders' equity                                                        $ 63,071
                                                                                                           ========

The accompanying notes are an integral part of this balance sheet

                          SPECTRUM FIELD SERVICES, INC.
       Unaudited Interim Statements of Operations and Accumulated Deficit
               For the three months ended March 31, 2004 and 2003
                                 (In thousands)



                                                          2004        2003
                                                        --------    --------

SALES OF NATURAL GAS AND LIQUIDS                        $ 27,785    $ 28,378

COST OF NATURAL GAS AND LIQUIDS                           21,951      22,944
                                                        --------    --------

   Gross profit                                            5,834       5,434

OPERATING EXPENSE                                          1,115       1,434

GENERAL AND ADMINISTRATIVE EXPENSE                           673         489

DEPRECIATION                                                 740       4,772
                                                        --------    --------

INCOME (LOSS) FROM OPERATIONS                              3,306      (1,261)

INTEREST EXPENSE                                             778         619

OTHER EXPENSE, net                                           378          87
                                                        --------    --------

INCOME (LOSS) BEFORE INCOME TAXES                          2,150      (1,967)

INCOME TAX PROVISION (BENEFIT)                               816        (757)
                                                        --------    --------

NET INCOME (LOSS)                                          1,334      (1,210)

PREFERRED STOCK DIVIDENDS                                    264         221
                                                        --------    --------

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS      1,070      (1,431)

RETAINED EARNINGS (ACCUMULATED DEFICIT),
  BEGINNING OF PERIOD                                     (5,279)      1,729
                                                        --------    --------
RETAINED EARNINGS (ACCUMULATED DEFICIT),
  END OF PERIOD                                         $ (4,209)   $    298
                                                        ========    ========



The accompanying notes are an integral part of these financial statements.

                          SPECTRUM FIELD SERVICES, INC.
           Unaudited Interim Statements of Comprehensive Income (Loss)
               For the three months ended March 31, 2004 and 2003
                                 (In thousands)



                                                                      2004       2003
                                                                    -------    -------

NET INCOME (LOSS)                                                   $ 1,334    $(1,210)

OTHER COMPREHENSIVE INCOME (LOSS):
   Change in value of derivative instruments, net of tax of
     $(159) and $(146) in 2004 and 2003, respectively                  (257)      (237)
                                                                    -------    -------

COMPREHENSIVE INCOME (LOSS)                                         $ 1,077    $(1,447)
                                                                    =======    =======

RECONCILIATION OF ACCUMULATED OTHER COMPREHENSIVE LOSS:
     Balance, beginning of period                                   $   (53)   $  (329)
       Current period reclassification to earnings, net of tax
         of $5 and $374 in 2004 and 2003, respectively                    8        611
       Current period change, net of tax of $(164) and
         $(525) in 2004 and 2003, respectively

                                                                       (265)      (848)
                                                                    -------    -------
     Balance, end of period                                         $  (310)   $  (566)
                                                                    =======    =======



   The accompanying notes are an integral part of these financial statements.

                          SPECTRUM FIELD SERVICES, INC.
                   Unaudited Interim Statements of Cash Flows
               For the three months ended March 31, 2004 and 2003
                                 (In thousands)

                                                                         2004       2003
                                                                      -------    -------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net (loss) income                                                  $ 1,334    $(1,210)
   Adjustments to reconcile net loss to net cash
     provided by operating activities-
       Depreciation and amortization of loan origination fees             853      4,845
       Noncash compensation expense                                      --            2
       Unrealized (gain) loss on ineffective hedges                       109       (110)
       Noncash interest expense                                           312        288
       Changes in assets and liabilities-
         Accounts receivable                                             (957)    (5,386)
         Inventories                                                     (155)      (206)
         Prepaid expenses and other                                        (7)        35
         Interest Payable                                                  28       --
         Income tax receivable                                           --          415
         Other assets                                                      (8)      (744)
         Accounts payable                                              (2,342)      (452)
         Accrued producer payables                                      1,110      4,976
         Accrued liabilities                                             (104)      (134)
                                                                      -------    -------
              Net cash provided by operating activities                   173      2,319
                                                                      -------    -------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                (3,295)    (2,432)
   Proceeds from sale of assets                                            10        120
                                                                      -------    -------
              Net cash used in investing activities                    (3,285)    (2,312)
                                                                      -------    -------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Payments on long-term debt                                          (1,251)      (518)
   Borrowings under line of credit                                      4,250      1,500
   Payments on line of credit                                            --         (500)
   Loan origination fees                                                  (60)      --
                                                                      -------    -------
              Net cash provided by financing activities                 2,939        482
                                                                      -------    -------
NET CHANGE IN CASH                                                       (173)       489

CASH, beginning of period                                                 173        478
                                                                      -------    -------

CASH, end of period                                                   $     0    $   967
                                                                      =======    =======

SUPPLEMENTAL INFORMATION:
   Cash paid for interest                                             $   340    $   242
                                                                      =======    =======
   Cash paid for income taxes                                         $  --      $  --
                                                                      =======    =======
   Noncash financing activity - paid in kind interest                 $   312    $   288
                                                                      =======    =======
   Noncash financing activity - issuance of restricted common stock   $  --      $     2
                                                                      =======    =======

   The accompanying notes are an integral part of these financial statements.

                          SPECTRUM FIELD SERVICES, INC.
                 NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
               For the three months Ended March, 31, 2004 and 2003
                        (in thousands, except share data)

A - BASIS OF PRESENTATION

     The interim financial statements of Spectrum Field Services, Inc. (the Company) as of March 31, 2004 and for the three month periods ended March 31, 2004 and 2003 have been prepared in accordance with accounting principles generally accepted in the United States of America and on the same basis as the audited financial statements for the year ended December 31, 2003. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. However, in the opinion of management, these interim financial statements include all the necessary adjustments to fairly present the results of the interim periods presented. The results of operations for the three month period ended March 31, 2004 may not necessarily be indicative of the results of operations for the full year ending December 31, 2004.

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include, but are not limited to, estimating accrued revenue and producer payments, evaluating the realizability of long-lived assets, and estimating the fair value of derivatives. Actual results could differ from those estimates.

B - OPERATIONS AND ORGANIZATION


     The Company was incorporated in Delaware on May 8, 2000. The Company was formed to acquire and operate natural gas processing plants and gathering systems in Velma, Oklahoma and Kingman, Kansas.

     On August 1, 2003, the Company sold all of the assets of the Company's natural gas processing plant located in Kingman, Kansas for $1,200. The value of the plant was written down by $1,889 as of December 31, 2002, in contemplation of the transaction in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144).

C- SIGNIFICANT ACCOUNTING POLICIES AND BALANCE SHEET DETAIL


     1.   ACCOUNTS RECEIVABLE

     The Company grants credit to its customers for the purchase of natural gas and natural gas liquids. Accounts receivable consist of amounts billed to customers and an accrual for sales not yet billed. The Company writes off accounts receivable when management believes the receivables to be uncollectible. A summary of accounts receivable at March 31, 2004 is as follows:

         Customer receivables                                 $     73
         Accrued sales                                           9,357
                                                              --------
                                                              $  9,430
                                                              ========

     2.   Property, Plant and Equipment

     Property, plant and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets as follows:

         Buildings and improvements                      7 to 39 years
         Plant, machinery and equipment                 10 to 20 years
         Rights of way                                        20 years
         Office furniture and equipment                   5 to 7 years
         Autos                                                 5 years

     Maintenance, repairs and betterments, including replacement of minor items of physical properties, are charged to expense. Major additions to physical properties are capitalized. The cost of the assets retired or sold is credited to the asset accounts and the related accumulated depreciation is charged to the accumulated depreciation accounts. The gain or loss from sale or retirement of property, if any, is included in the statement of operations.

     A summary of property, plant and equipment at March 31, 2004, is as follows:

         Land                                                $     181
         Buildings and improvements                                486
         Plant, machinery and equipment                         47,728
         Rights of way                                           6,441
         Office furniture and equipment                          1,321
         Autos                                                     300
         Construction in process                                   445
                                                             ---------
                                                                56,902
         Less- accumulated depreciation                         (7,306)
                                                             ---------
                                                             $  49,596
                                                             =========



     3.   Security Deposits

     Security deposits primarily represent amounts paid by the Company to the Velma Gas Plant's electricity provider to finance the upgrade of the electricity provider's facilities to accommodate the Company's additional electricity requirements resulting from the addition of several new electric compressors at the Velma Gas Plant. The electricity provider is required to repay the amount paid by the Company over time based on the Company's electric power consumption. Management projects such payments to occur over a six-year period. The Company has classified the amount expected to be received from the electricity provider within one year as a current asset. No interest is charged on the outstanding balance.

     4.   Other Long-Term Assets

     Other long-term assets consist of loan origination fees. Loan origination fees are capitalized at cost and amortized over the term of the associated notes using the straight-line method. The following is a summary of the Company's other assets at March 31, 2004:

                                            Gross Carrying        Accumulated
                                                 Amount          Amortization
                                            --------------       ------------

    Loan origination fees (3-5 years)         $ 1,122              $ (926)
                                              =======              =======


     5.   Long-Lived Assets

     The Company periodically evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of long-lived assets may warrant revision or that the remaining balance of long-lived assets may not be recoverable. When factors indicate that long-lived assets should be evaluated for possible impairment, the Company uses an estimate of the related operation's undiscounted cash flows over the remaining life of the assets in measuring whether the assets are recoverable. When undiscounted cash flows are less than book value of the assets, the required impairment is calculated as the excess of the book value of the assets over the discounted cash flows.

     6.  Concentration of Credit Risk

     The Company extends trade credit to various companies in the natural gas and natural gas liquids market in the normal course of business. For the three month periods ended March 31, 2004 and 2003, the Company had two primary customers that accounted for approximately 79% and 92% of the Company's sales and 73% and 83% of the Company's accounts receivable. Management believes the credit worthiness of its customers mitigates the concentration risk.

     7.   Derivative Instruments

     The Company applies the provisions of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133). SFAS 133 requires each derivative instrument to be recorded in the balance sheet as either an asset or liability measured at fair value. Changes in a derivative's fair value are recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the statement of operations. Companies must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

     8.   Restricted Common Stock

     The Company has granted restricted common stock to certain key employees. The Company applies fixed plan accounting in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Accordingly, the Company records the issuance of restricted stock as an increase to equity with a corresponding offset to deferred compensation (presented as a reduction in equity on the balance sheet). The deferred compensation is reduced by recording compensation expense over the vesting period.

D - DERIVATIVE INSTRUMENTS

     The Company entered into certain financial swap instruments, some of which settled during the three months ended March 31, 2004 and 2003 that are designated as cash flow hedging instruments in accordance with SFAS 133. The maturities of the instruments outstanding at March 31, 2004, are less than one year. The swap instruments are contractual agreements to exchange obligations of money between the buyer and seller of the instruments as natural gas volumes during the pricing period are sold. The swaps are tied to a set fixed price for the seller and floating price determinants for the buyer priced on certain indices at the end of the relevant trading period. The Company entered into these instruments to hedge the forecasted gas plant residue sales to variability in expected future cash flows attributable to changes in natural gas prices. For the swaps that were settled during the three months ended March 31, 2004, the Company reclassified into earnings a before-tax loss of $13, that was previously reported in accumulated other comprehensive loss. For the swaps that were settled during the three months ended March 31, 2003, the Company reclassified into earnings a before-tax loss of $985, that was previously reported in accumulated other comprehensive income (loss).

     The Company entered into several swaps that were designed to hedge natural gas liquids prices during the three months ended March 31, 2004 and 2003 that did not meet specific hedge accounting criteria. The Company recognized a before-tax loss of $378 and $87 related to these swaps during the three months ended March 31, 2004 and 2003, respectively.

E - LONG-TERM DEBT

     A summary of long-term debt at March 31, 2004 is as follows:

         Senior Term Note payable to a bank, interest payable quarterly at LIBOR or the bank's reference rate plus an applicable margin based on the
           Company's leverage ratio (interest rate of 4.09% at March 31, 2004), quarterly principal payments of approximately $1,000 through June 30,
           2005, with the remaining balance due July 2005.                                     $   17,850

         Advancing Term Loan payable to a bank entered into July 1, 2003, interest payable quarterly at LIBOR plus 3.25% (interest rate of 4.34% at March 31,
           2004), quarterly principal payments of $230 through June 30, 2005, with
           balance due July 2005.                                                                   4,940

         Subordinated notes payable to shareholders, interest payable quarterly at
           8.00%, outstanding principal due in July 2007.                                          15,915

         $12,000 revolving line of credit, interest payable monthly at PRIME plus .75%
           or the bank's reference rate plus an applicable margin based on the
           Company's leverage ratio (interest rate of 4.75% at March 31, 2004) on balance of $958 and interest payable monthly at LIBOR plus 3% (interest rate of 4.12% at March 31, 2004) on balance of $7,500 , outstanding
           principal due in July 2005.                                                              8,458
         Other                                                                                        262
                                                                                               ----------
                                                                                                   47,425
         Less- current maturities                                                                   4,992
                                                                                               ----------
                                                                                               $   42,433
                                                                                               ==========

     Substantially all of the Company's assets are pledged under these loan agreements. The terms of these agreements place certain financial and operating covenants on the Company, the most restrictive being a debt-to-capitalization ratio and a fixed charge ratio. The Company was in compliance with all covenants at March 31, 2004.

     At June 30, 2004, the Company entered into an agreement to modify the terms of the revolving line of credit agreement. However, if the Company does not consummate a sale of all or substantially all of the Company's assets by August 31, 2004, the total amount available shall be automatically and permanently reduced to $6,000 effective September 1, 2004. The remaining balance will be due in July 2005.

     The future maturities of long-term debt at March 31, 2004 are as follows:

                  2004                                 $   4,992
                  2005                                    26,421
                  2006                                        81
                  2007                                    15,931
                                                       ---------
                                                       $  47,425
                                                       =========

F  -  RELATED PARTY TRANSACTIONS

     During the three months ended March 31, 2004 and 2003, the Company had residue sales to an affiliate of approximately $2,362 and $0, respectively.

     During the three months ended March 31, 2004 and 2003, the Company had sales of condensate to an affiliate of approximately $0 and $312, respectively.

G  - CONTINGENCY

     On March 9, 2004, the Oklahoma Tax Commission (OTC) filed a petition against the Company alleging that the Company underpaid gross production taxes beginning in June 2000. The OTC is seeking a settlement of $5,000 plus interest and penalties. The Company plans on defending itself vigorously. As the lawsuit is in preliminary stages, management is unable to assess the likelihood of an unfavorable outcome or estimate the amounts, if any, that will ultimately be payable. Accordingly, no accrual has been made in the Company's balance sheet as of March 31, 2004.

H  - CHANGE IN ACCOUNTING ESTIMATE

     In December 2002, the Company began a project to replace certain gas-powered compressors with electric-powered compressors at its natural gas processing plant in Velma, Oklahoma. The project was completed in October 2003. In 2002, management revised the estimated useful lives of the previous gas-powered compressors to reflect usage of those assets through July 2003. The Company treated the change in useful life as a change in accounting estimate. Accordingly, the Company revised its depreciation calculation on a prospective basis from the date the project was probable, which was November 30, 2002.

J - SUBSEQUENT EVENT

     On June 10, 2004, the Company, along with Energy Spectrum Partners II LP, Energy Spectrum Partners III LP and other various sellers, entered into a Securities Purchase Agreement with Atlas Pipeline Operating Partnership, L.P. to sell the outstanding capital stock of the Company for a total sales price of $140,000 adjusted for changes in net working capital and the excess tax benefit amount, less amounts owed for long-term debt and other long-term liabilities.